UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

DECEMBER 13, 2021

TRENDMAKER, INC. LIMITED

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-200624	46-3505091
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Lot 56935 Jalan 9/8, Seksyen 9, Bandar Baru Bangi, Selangor Darul Ehsan, Malaysia

(Address of principal executive offices)

919-633-2488

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☒ Yes ☐ No

Securities registered under Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	TMIN	The OTC Market – Pink Sheets

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 13, 2021, Board of Director of Trendmaker, Inc. Limited, a Nevada corporation (the “Company”), approved a change in the Company’s fiscal year end from July 31 to December 31. As a result of this change, the Company will file an annual report of Form 10-KT that will cover five-month transition period from August 1, 2021 through December 31, 2021. Following the filing of the Form 10-KT for the five-month transition period ended December 31,2021, the Company will commence reporting on a calendar year schedule with financial results of the quarter ended March 31, 2022, reported on a Quarterly Report on Form 10-Q in May 2022.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trendmaker Inc. Limited
(Name of Registrant)

Date: December 16, 2021	By:	/s/ PUAN SRI DATIN SRI TAN CHIN YEE
	Name:	Puan Sri Datin Sri Tan Chin Yee
	Title:	Chief Executive Officer and Chief Financial Officer (Principal Executive Officer) (Principal Financial Officer)

3